Exhibit 99.1

BBX Capital Corporation Reports Financial Results

For the First Quarter, 2017

FORT LAUDERDALE, Florida – May 9, 2017, BBX Capital Corporation (“BBX Capital” or the “Company”) (OTCQX: BBXT; BBXTB) reported financial results for the three month period ended March 31, 2017.

BBX Capital Selected Financial Data (Consolidated)

First Quarter 2017 Compared to First Quarter 2016:

•	Total consolidated revenues of $171.8 million vs. $165.7 million
•	Net income to common shareholders of $17.9 million vs. $5.5 million
•	Diluted earnings per share of $0.17 vs. $0.06
•	Income before income taxes of $33.7 million vs. $12.5 million
•	Net gains on cancellation of debt $6.9 million
•	SEC litigation reimbursements from insurance carrier of $5.0 million
•	Reversal in 2017 of previously paid SEC civil penalty of $4.6 million
•	“Free cash flow” (cash flow from operating activities less capital expenditures) was a cash outflow of $5.2 million compared to a cash inflow of $15.0 million

As of March 31, 2017,  BBX Capital had total consolidated assets of $1.4 billion, shareholders' equity of $477.9 million, and total consolidated equity of $521.6 million.

“We are pleased with BBX Capital’s overall results and accomplishments during the quarter, particularly the achievements attained at Bluegreen Vacations® and Renin,” commented Alan B. Levan, Chairman and Chief Executive Officer of BBX Capital.  “BBX Capital’s goal is to build long-term shareholder value as opposed to focusing on quarterly or annual earnings. Since many of BBX Capital’s assets do not generate income on a regular or predictable basis, our objective continues to be long-term growth as measured by increases in book value and intrinsic value over time.

Mr. Levan went on to say, “As we previously announced on May 8, 2017, a federal jury after a six week trial rendered a verdict in favor of me and BankAtlantic Bancorp and against the SEC on all counts, finally ending a very unfortunate nine-year ordeal.”

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The following selected information relates to the operating activities of Bluegreen,  BBX Capital Real Estate and Renin. See the supplemental tables below for the consolidating statements of operations for the three month periods ended March 31, 2017 and 2016.

Bluegreen Corporation

Bluegreen is a sales, marketing, and management company focused on the vacation ownership industry. Bluegreen markets, sells and manages vacation ownership interests (“VOIs”) in resorts, which are generally located in popular, high-volume, “drive-to” vacation destinations. The resorts in which Bluegreen markets, sells or manages VOIs were either developed or acquired by Bluegreen, or were developed and are owned by third parties. Bluegreen earns fees for providing sales and marketing services to these third party developers. Bluegreen also earns fees by providing management services to the Bluegreen Vacation Club and property owners associations (“POAs”), mortgage servicing, VOI title services, reservation services, and construction design and development services. In addition, Bluegreen provides financing to FICO® score-qualified individual purchasers of VOIs,  which generates significant interest income.

Bluegreen Selected Financial Data

First Quarter 2017 Compared to First Quarter 2016:

•

System-wide sales of VOIs, net of equity trade allowances (2), were $130.0 million vs. $126.9 million. Included in system-wide sales are sales of VOIs made under Bluegreen's "capital-light" business strategy (1),  which were $110.4 million vs. $98.6 million, gross of equity trade allowances (2):

o	Sales of third party VOIs –commission basis were $66.2 million vs. $60.1 million and generated sales and marketing commissions of $45.2 million vs. $40.1 million
o	Secondary market sales of VOIs were $38.7 million vs. $34.2 million
o	Just-in-time sales of VOIs were $5.6 million vs. $4.3 million
•	Average sales price per transaction was $15,940 vs. $13,227
•	Sales volume per guest was $2,452 vs. $2,306
•	Other fee-based services revenue was $26.1 million vs. $25.6 million
•	Income before taxes was $30.8 million vs. $27.4 million.
•	EBITDA was $34.4 million vs. $30.4 million (3)
•	“Free cash flow” (cash flow from operating activities less capital expenditures) was $0.1 million compared to $31.3 million during the same period in 2016
(1)

Bluegreen’s sales of VOIs under its “capital-light” business strategy include sales of VOIs under fee-based sales and marketing arrangements, just-in-time inventory acquisition arrangements, and secondary market arrangements. Under “just-in-time” arrangements, Bluegreen enters into agreements with third party developers that allow Bluegreen to buy VOI inventory from time to time in close proximity to the timing of when Bluegreen intends to sell such VOIs. Bluegreen also acquires VOI inventory from resorts’ property owner associations (“POAs”) and other third parties close to the time Bluegreen intends to sell such VOIs. Such VOIs are typically obtained by the POAs through foreclosure in connection with maintenance fee defaults, and are generally acquired by Bluegreen at a significant discount. Bluegreen refers to sales of inventory acquired through these arrangements as “Secondary Market Sales.”

(2)	Equity trade allowances are amounts granted to customers upon trading in their existing VOIs in connection with the purchase of additional VOIs.
(3)	See the supplemental tables included in this release for a reconciliation of EBITDA to income before taxes.

Bluegreen Summary for the Three Month Period Ended March 31, 2017

System-wide sales of VOIs were $130.0 million and $126.9 million during the three months ended March 31, 2017 and 2016, respectively. The growth in system-wide sales during the three months ended March 31, 2017, is primarily attributable to an increase of 21% in the average sales price per transaction partially offset by a decrease of 5% in the number of guest tours as well as a decrease in the number of VOI sales transactions. During the three months ended March 31, 2017, Bluegreen increased its minimum transaction size and its screening of marketing guests. These changes resulted in a higher average transaction price and a  lower number (5% reduction) of tours and sale-to-tour conversion ratio.

Fee-Based Sales commission revenue was $45.2 million and $40.1 million, respectively, during the three months ended March 31, 2017 and 2016. The increase in the sales of third-party developer inventory on a commission basis during the 2017 period was due primarily to the factors described above related to the increase in system-wide sales of VOIs. Bluegreen earned an average sales and marketing commission of 68% and 67% during the three months ended March 31, 2017 and 2016, respectively.

Other fee-based services revenue increased 2% to $26.1 million for the three months ended March 31, 2017. At March 31, 2017 and 2016, Bluegreen managed a total of 47 and 46 timeshare resort properties and hotels, respectively. Fee-based management services revenues increased during the 2017 period compared to the 2016 period primarily as a result of increases in the number of managed resorts and the increase in the number of owners in the Bluegreen Vacation Club.

Selling and marketing expenses were $67.4 million and $65.9 million during the three months ended March 31, 2017 and 2016, respectively. As a percentage of system-wide sales of VOIs, selling and marketing expenses were 52% during each of the three months ended March 31, 2017 and 2016. As discussed above, during the three months ended March 31, 2017, Bluegreen increased its screening of marketing guests, resulting in a  lower number of guest tours during the period.

General and administrative expenses, consisting of corporate overhead and expenses directly attributable to sales and marketing operations, were $21.6 million and $24.2 million during the three months ended March 31, 2017 and 2016, respectively. As a percentage of system-wide sales of VOIs, general and administrative expenses were 17% and 19% during the three months ended March 31, 2017 and 2016, respectively. The decrease was driven by lower personnel related costs, partially offset by higher information technology related costs.

Net interest spread was $14.7 million and $14.3 million during the three months ended March 31, 2017 and 2016, respectively. The increase in net interest spread during the three months ended March 31, 2017 was primarily due to the lower weighted-average cost of borrowing.

Bluegreen generated “free cash flow” (cash flow from operating activities less capital expenditures) of $0.1 million during the three months ended March 31, 2017 compared to $31.3 million during the three months ended March 31, 2016. The decrease in 2017 was due in part to increased spending on the acquisition and development of inventory in 2017, changes in the components of working capital and a decrease in cash realized within 30 days of VOI sales from 43% in the 2016 quarter to 40% in the same 2017 quarter

Additional selected supplemental financial data regarding the results of Bluegreen’s operations for the quarter ending March 31, 2017 are available on the BBX Capital website, and may be viewed by accessing http://ir.bbxcapital.com/supplemental-financial-data.

BBX Capital Real Estate

BBX Capital Real Estate is principally active in the acquisition, ownership and management of joint ventures and investments in real estate development projects. BBX Capital Real Estate also holds legacy assets consisting of loans and charged off loans and judgments. Highlights during the first quarter of 2017:

•	Equity in earnings of unconsolidated real estate joint ventures were $3.7 million primarily associated with closings on single-family units by the Hialeah Communities joint venture.
•	Recoveries from loans previously charged off of $3.1 million

Middle Market

BBX Capital Middle Market Division is principally active in the acquisition, investment and management of middle market operating businesses, which include the following:

Renin

Renin is engaged in the manufacturing and design of specialty doors, systems and hardware products in Canada, the United States, and Europe. Highlights during the first quarter of 2017 compared to first quarter of 2016 include:

•	Trade sales of $17.4 million in 2017 vs. $13.8 million
•	Gross margin of $4.8 million in 2017 vs. $3.6 million
•	Gross margin percentage of 27.7% in 2017 vs. 26.2%
•	Income before taxes of $0.7 million in 2017 vs. $0.1 million

Other

Other middle market companies consist primarily of companies acquired by BBX Sweet Holdings in the sugar and confectionery industry. BBX Sweet Holdings is still in its early development stages as is the Company’s activities relating to its MOD Pizza franchise. Highlights during the first quarter of 2017 compared to first quarter of 2016 include:

•	Trade sales of $6.1 million in 2017 vs. $7.2 million
•	Gross margin of $0.6 million in 2017 vs. $2.3 million

•

Gross margin percentage of 10.3% in 2017 vs. 32.0%. The decrease was primarily due to excess and obsolete inventory,  excess manufacturing capacity, and the margin impact of a relatively large order that was shipped the following month.

•	Loss before taxes of ($3.1) million in 2017 vs. loss of ($1.9) million

For more complete and detailed information regarding BBX Capital and its financial results, business, operations and risks, please see BBX Capital’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, and BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2016, which are available on the SEC's website, www.sec.gov, and on BBX Capital’s website, www.BBXCapital.com.

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About BBX Capital Corporation:

BBX Capital Corporation (OTCQX: BBXT; BBXTB), formerly BFC Financial Corporation, is a diversified holding company whose principal activities are its ownership of Bluegreen Corporation and, through its Real Estate and Middle Market Divisions, the acquisition, ownership and management of joint ventures and investments in real estate and real estate development projects and middle market operating businesses.

Bluegreen, founded in 1966 and headquartered in Boca Raton, Florida, is a sales, marketing and management company, focused on the vacation ownership industry. Bluegreen manages, markets and sells the Bluegreen Vacation Club, a flexible, points-based, deeded vacation ownership plan with more than 200,000 owners, 66 owned or managed resorts, and access to more than 4,300 resorts worldwide. Bluegreen also offers a portfolio of comprehensive, fee-based resort management, financial services, and sales and marketing services, to or on behalf of third parties.

As of March 31, 2017, BBX Capital had total consolidated assets of $1.4 billion, shareholders' equity of $477.9 million, and total equity of $521.6 million.

For further information, please visit our family of companies:

BBX Capital: www.BBXCapital.com

Bluegreen Corporation: www.BluegreenVacations.com

BBX Capital Corporation Contact Info:

Investor Relations: Leo Hinkley, Managing Director, Investor Relations Officer

954-940-5300

Email: LHinkley@BBXCapital.com

Media Contact:

Kip Hunter Marketing, 954-765-1329

Jodi Goldstein / Nicole Cornella

Email: jodi@kiphuntermarketing.com,  nicole@kiphuntermarketing.com

# # #

This press release contains forward-looking statements based largely on current expectations of BBX Capital or its subsidiaries that involve a number of risks and uncertainties. All opinions, forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements and can be identified by the use of words or phrases such as “plans,” “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “our view,” “we see,” “would” and words and phrases of similar import. The forward looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and involve substantial risks and uncertainties. We can give no assurance that such expectations will prove to have been correct. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. Forward-looking statements are based largely on our expectations and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. When considering forward-looking statements, the reader should keep in mind the risks, uncertainties and other cautionary statements made in this press release. The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. This press release also contains information regarding the past performance of the Company, its subsidiaries and their respective investments and operations, and the reader should note that prior or current performance is not a guarantee or indication of future performance. Future results could differ materially as a result of a variety of risks and uncertainties. Some factors which may affect the accuracy of the forward-looking statements apply generally to the industries in which the Company operates, including the development, operation, management and investment in residential and commercial real estate, the resort development and vacation ownership industries in which Bluegreen operates, the home improvement industry in which Renin operates, and the sugar and confectionery industry in which BBX Sweet Holdings operates as well as the pizza franchise industry in which the Company has recently commenced activities.  Risks and uncertainties include, without limitation, the risks and uncertainties affecting BBX Capital and its subsidiaries, and their respective results, operations, markets, products, services and business strategies, including risks associated with the ability to successfully implement currently anticipated plans and generate earnings, long term growth, and increased value; the performance of entities in which BBX Capital has made investments may not be profitable or perform as anticipated; BBX Capital is dependent upon dividends from its subsidiaries, principally Bluegreen, to fund its operations; BBX Capital’s subsidiaries may not be in a position to pay dividends, dividend payments may be subject to certain restrictions, including restrictions contained in debt instruments, and may be subject to declaration by such subsidiary’s board of directors or managers; the risks relating to acquisitions including acquisitions in diverse activities; risks relating to the monetization of BBX Capital’s legacy assets; and risks related to litigation and other legal proceedings involving BBX Capital and its subsidiaries. The Company’s investment in Bluegreen Corporation exposes the Company to risks of Bluegreen’s business and its ability to pay dividends to BBX Capital, and risks inherent in the vacation ownership industry, including the risk that Bluegreen’s marketing expenses will increase, the risk that Bluegreen may not be successful in increasing or expanding its capital-light business activities because of changes in economic conditions or otherwise, and that such fee-based service activities may not be profitable, each of which would have an adverse impact on its results of operations and financial condition; and the risk that the Bluegreen’s strategy to grow profitability and increase long-term value may not be realized as anticipated, if at all. In addition, with respect to BBX Capital’s Real Estate and Middle

Market Division, the risks and uncertainties include risks relating to the real estate market and real estate development, the risk that joint venture partners may not fulfill their obligations and the projects may not be developed as anticipated or be profitable, and contractual commitments may not be completed on the terms provided or at all; risks relating to acquisitions of operating businesses, including integration risks, risks regarding achieving profitability, that new personnel will not be successful, foreign currency transaction risk, goodwill and other intangible impairment risks, and the other risks and uncertainties described in BBX Capital’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 and BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2016, which are available to view on the SEC's website, www.sec.gov, and on BBX Capital's website, www.BBXCapital.com. The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. BBX Capital cautions that the foregoing factors are not exclusive, and we do not undertake, and specifically disclaim any obligation, to update or supplement any forward-looking statements whether as a result of changes in circumstances, new information, subsequent events or otherwise.

The following supplemental table represents BBX Capital’s Consolidating Statement of Operations (unaudited) for the three months ended March 31, 2017 (in thousands):

	Reportable Segments
		BBX Capital		Corporate
		Real		Expenses &		Segment
	Bluegreen	Estate	Renin	Other	Eliminations	Total
Revenues:
Sales of VOIs	$54,457	-	-	-	-	54,457
Fee-based sales commission revenue	45,154	-	-	-	-	45,154
Other fee-based services revenue	26,120	-	-	-	-	26,120
Trade sales	-	-	17,391	6,122	-	23,513
Interest income	22,386	582	-	187	(2,000)	21,155
Net gains on sales of assets	-	295	-	-	-	295
Other revenue	-	1,091	-	181	(140)	1,132
Total revenues	148,117	1,968	17,391	6,490	(2,140)	171,826

Costs and Expenses:
Cost of sales of VOIs	3,318	-	-	-	-	3,318
Cost of other fee-based services	17,063	-	-	-	-	17,063
Cost of trade sales	-	-	12,582	5,491	-	18,073
Interest expense	7,644	-	79	3,101	(2,000)	8,824
Recoveries from loan losses, net	-	(3,094)	-	-	-	(3,094)
Asset recoveries, net	-	(13)	-	-	-	(13)
Net gains on cancellation of
junior subordinated debentures	-	-	-	(6,929)	-	(6,929)
Litigation costs and penalty reimbursements	-	-	-	(9,606)	-	(9,606)
Selling, general and administrative
expenses	89,027	2,531	4,229	18,548	(140)	114,195
Total costs and expenses	117,052	(576)	16,890	10,605	(2,140)	141,831

Equity in net earnings of unconsolidated
real estate joint ventures	-	3,714	-	-	-	3,714
Foreign exchange gain	-	-	191	-	-	191
Other (expense) income	(245)	-	-	70	-	(175)
Income (loss) before taxes	$30,820	6,258	692	(4,045)	-	33,725

The following supplemental table represents BBX Capital’s Consolidating Statement of Operations (unaudited) for the three months ended March 31, 2016 (in thousands):

	Reportable Segments
		BBX Capital		Corporate
		Real		Expenses &		Segment
	Bluegreen	Estate	Renin	Other	Eliminations	Total
Revenues:
Sales of VOIs	$56,370	-	-	-	-	56,370
Fee-based sales commission revenue	40,147	-	-	-	-	40,147
Other fee-based services revenue	25,555	-	-	-	-	25,555
Trade sales	-	-	13,775	7,187	-	20,962
Interest income	21,996	1,019	-	126	(2,000)	21,141
Net loss on sales of assets	-	(46)	-	-	-	(46)
Other revenue	-	1,529	-	313	(224)	1,618
Total revenues	144,068	2,502	13,775	7,626	(2,224)	165,747

Costs and Expenses:
Cost of sales of VOIs	3,916	-	-	-	-	3,916
Cost of other fee-based services	15,010	-	-	-	-	15,010
Cost of trade sales	-	-	10,163	4,884	-	15,047
Interest expense	7,674	-	64	3,329	(2,000)	9,067
Recoveries from loan losses, net	-	(1,748)	-	-	-	(1,748)
Asset recoveries, net	-	(37)	-	-	-	(37)
Selling, general and administrative
expenses	90,175	3,677	3,668	14,759	(224)	112,055
Total costs and expenses	116,775	1,892	13,895	22,972	(2,224)	153,310

Equity in net earnings of unconsolidated
real estate joint ventures	-	(342)	-	-	-	(342)
Foreign exchange gain	-	-	210	-	-	210
Other income	134	-	-	21	-	155
Income (loss) before taxes	$27,427	268	90	(15,325)	-	12,460

The following tables present Bluegreen’s EBITDA, defined below, for the three months ended March 31, 2017 and 2016, as well as a reconciliation of EBITDA to income before taxes (unaudited) (in thousands):

	For the Three Months Ended
	March 31,
	2017	2016
Income before income taxes from Bluegreen	$30,820	27,427
Add/(Less):
Interest income (other than interest earned on VOI notes receivable)	(2,104)	(2,020)
Interest expense	7,644	7,674
Interest expense on Receivable-Backed Debt	(4,306)	(5,080)
Franchise Taxes	27	50
Depreciation and Amortization	2,359	2,351
EBITDA	$34,440	30,402

EBITDA is defined as earnings, or income before taxes, before taking into account interest income (excluding interest earned on VOI notes receivable), interest expense (excluding interest expense incurred on financings related to Bluegreen’s receivable-backed notes payable), franchise taxes, and depreciation and amortization.  For purposes of the EBITDA calculation, no adjustments were made for interest income earned on Bluegreen’s VOI notes receivable or the interest expense incurred on debt that is secured by such notes receivable because they are both considered to be part of the operations of Bluegreen’s business.

The Company considers Bluegreen’s EBITDA to be an indicator of Bluegreen’s operating performance, and it is used to measure Bluegreen’s ability to service debt, fund capital expenditures and expand its business. EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.